SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                                                                                         November 1, 2004

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey                                08540

(Address of principal executive offices)                                   (Zip Code)

Registrant's Telephone Number, including area code:               (609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On November 1, 2004, Interpool, Inc. (the “Company”) consummated a secured equipment financing with Fortis Bank (Nederland) N.V. pursuant to an Amended and Restated Credit Agreement (the “Fortis Agreement”) dated as of November 1, 2004. The financing is secured by shipping containers owned by a special purpose subsidiary of the Company and leased to various third parties. The Fortis Agreement allows for advances from time to time up to the amount of available collateral under the facility, subject to a maximum principal amount that may be outstanding under the facility of $252.0 million. Of the $243.0 million drawn down on November 1, 2004, the Company used $224.4 million to refinance outstanding indebtedness, which includes the entire $154.8 million of outstanding borrowings under its revolving credit facility, which has now been terminated, as well as an existing $69.6 million loan from Fortis Bank. The remaining balance of $18.6 million was used for transaction fees and working capital purposes. The interest rate under this new facility is LIBOR plus 200 basis points, with reductions to LIBOR plus 175 basis points and 150 basis points possible as the Company’s credit rating or debt to equity ratio improve. The Fortis Agreement requires that at least seventy percent of the debt associated with operating lease equipment and ninety percent of the debt associated with direct financing leases be swapped to fixed rates within 90 days of closing. The facility has a two-year term, after which the outstanding balance will be paid out in full over 66 months if it is not refinanced.

          The Fortis Agreement requires that the Company maintain a tangible net worth of at least $300 million (as defined in the Fortis Agreement). The facility also requires the Company to maintain a fixed charge coverage ratio of 1.5 to 1 and a funded debt to tangible net worth ratio of 4.0 to 1.0 and contains other customary restrictive covenants.

          A copy of the Company’s Press Release announcing this financing is being filed as an exhibit to this report.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits:

99.1      Press Release dated November 5, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: November 5, 2004

Exhibit Index

99.1      Press Release dated November 5, 2004